Exhibit 99.1

Contact: Max Shevitz	FOR IMMEDIATE RELEASE
President
Tel: 703/925-5590
Email: max_shevitz@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES THIRD QUARTER FY 2013 RESULTS

RESTON, Va., August 6, 2013 – Learning Tree International (NASDAQ: LTRE) announced today its revenues and results of operations for its third quarter of fiscal year 2013, which ended June 28, 2013.

In its third quarter of fiscal year 2013, Learning Tree reported revenues of $29.0 million, loss from operations of $1.0 million, and net loss of $1.1 million, or $0.08 per share. These results compare with revenues of $33.0 million, loss from operations of $2.1 million, and net loss of $6.8 million, or $0.50 per share in its third quarter of fiscal year 2012.

“While we are beginning to realize the benefits of our commitment to further improve the quality of the service and products that we provide to our customers, sequestration and weak European economies continue to adversely impact our financial results,” said Learning Tree President Max Shevitz. “We have been through these interruptions in government spending several times over our 39 year history and believe we have the experience to successfully manage the business through this latest period of uncertainty in government and government-contractor spending that has resulted from sequestration.”

Webcast

An investor conference call to discuss third quarter fiscal year 2013 results is scheduled for 4:30 p.m. (ET) August 6, 2013. Interested parties may access the conference call via live webcast at: www.learningtree.com/investor. The webcast will also be available for replay at: www.learningtree.com/investor.

About Learning Tree International

Established in 1974, Learning Tree International is a global provider of hands-on IT and management training. Learning Tree develops, markets, and delivers a broad, proprietary library of instructor-led courses focused on: web development, IT security, project management, operating systems, databases, networking, software development, leadership, and management and business skills. Courses are offered at Learning Tree Education Centers and training locations around the world, on-site at client facilities, or via the Internet with Learning Tree AnyWare™, the company’s web-based, remote-attendance platform. For more information about Learning Tree products and services, call 1-888-THE-TREE (1-888-843-8733), or visit the Learning Tree Web site at www.learningtree.com.

Cautionary Statement Regarding Forward Looking Statements

Except for historical information contained herein, the matters addressed in this press release are forward-looking statements. Please do not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Although Learning Tree believes that its assumptions are reasonable, inevitably some will prove to be incorrect. As a result, Learning Tree's actual future results can be expected to differ from those in this release, and those differences may be material. Learning Tree is not undertaking any obligation to update forward-looking statements. In order to help the reader assess the major risks in Learning Tree's business, Learning Tree has identified many, but not all, of these risks in Item 1A, “Risk Factors” in Learning Tree's Annual Report on Form 10-K (“Item 1A”). Please read Item 1A carefully. Some of the factors discussed in Item 1A that could affect Learning Tree include the following: risks associated with the timely development, introduction, and customer acceptance of Learning Tree's courses; competition; international operations, including currency fluctuations; changing economic and market conditions; technology development and new technology introduction; efficient delivery and scheduling of Learning Tree's courses; adverse weather conditions, strikes, acts of war or terrorism and other external events; and attracting and retaining qualified personnel.

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Release Summary: Learning Tree International announced today its revenues and results of operations for its third quarter of fiscal year 2013, which ended June 28, 2013.

1-888-THE-TREE (843-8733) | www.learningtree.com

 Table 1

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 28,	June 29,	June 28,	June 29,
	2013	2012	2013	2012

Revenues	$28,958	$33,041	$89,181	$96,958
Cost of revenues	16,141	15,642	47,421	45,834
Gross profit	12,817	17,399	41,760	51,124

Operating expenses:
Course development	1,998	2,165	6,029	6,356
Sales and marketing	6,764	9,707	21,881	25,577
General and administrative	5,043	7,652	20,037	22,009
Total operating expenses	13,805	19,524	47,947	53,942

Loss from operations	(988)	(2,125)	(6,187)	(2,818)

Other income (expense), net	32	309	219	164

Loss before income taxes	(956)	(1,816)	(5,968)	(2,654)
Provision (benefit) for income tax	123	4,962	542	4,408

Net loss	$(1,079)	$(6,778)	$(6,510)	$(7,062)

Loss per share--diluted	$(0.08)	$(0.50)	$(0.49)	$(0.52)

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in thousands)

	June 28,	September 28,
	2013	2012
	(unaudited)

Cash and cash equivalents	$27,071	$25,784
Available for sale securities	-	6,131
Trade accounts receivable, net	13,911	16,831
Prepaid expenses and other	6,305	8,552
Total current assets	47,287	57,298
Depreciable assets, net and other	22,779	31,748
Total assets	$70,066	$89,046

Accounts payable and accrued liabilities	$15,207	$20,264
Deferred revenues	29,456	31,899
Total current liabilities	44,663	52,163
Other	8,302	12,377
Total liabilities	52,965	64,540

Stockholders' equity	17,101	24,506
Total liabilities and stockholders' equity	$70,066	$89,046